                                                                 Exhibit 10.12

                                    AGREEMENT
                                    ---------

     AGREEMENT, dated as of the 31st day of December, 1996 (the "Agreement"), by and between Syratech Corporation, a Delaware Corporation (the "Company"), THL Transaction I Corp., a Delaware corporation ("THL I"), Leonard Florence ("Mr. Florence") and Melvin Levine (the "Executive").

                                    RECITALS
                                    --------

     WHEREAS, the Executive is currently employed by the Company pursuant to the Employment Agreement by and between the Company and the Executive, dated as of the 16th day of August, 1991 (the "Employment Agreement");

     WHEREAS, the Company entered into an Agreement and Plan of Merger, dated as of the 23rd day of October, 1996 (the "Merger Agreement"), by and between THL I and the Company (the merger contemplated therein referred to herein as the "Merger");

     WHEREAS, Mr. Florence desires to transfer shares of common stock of the Company (the "Shares") that he owns to the Company so that the Company may transfer an equal number of newly issued Shares to the Executive for services rendered to the Company;

     WHEREAS, Mr. Florence, the Company and THL I desire that the Executive have an increased ownership interest in the Company to encourage the Executive's full attention and dedication to the Company;

     WHEREAS, the Company and THL I acknowledge that as a result of the transactions contemplated in this Agreement, the Company should receive tax deductions at no out-of-pocket cost to the Company, and the Company and THL I desire to transfer the economic benefit of such tax deductions to the Executive to reduce the Executive's out-of-pocket cost resulting from the transactions contemplated in this Agreement; and

     WHEREAS, pursuant to agreements dated the date hereof (the "Other Agreements") with Mr. E. Merle Randolph and Mr. Alan Kanter (the "Other Executives"), Mr. Florence is agreeing to transfer Shares to the Company on certain dates.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the parties hereto agree as follows:

     1. TRANSFER OF SHARES BY MR. FLORENCE. (a) On December 31, 1996, Mr. Florence will transfer to the Company 10,604

Shares, which, for purposes of this Section l(a) (and Sections l(b), 2(a) and 2(b) hereof) shall have a value of $32 per Share, or an aggregate value of $339,328.

     (b) On January 14, 1997, Mr. Florence will transfer to the Company 10,628 Shares, or an aggregate value of $340,096.

     (c) On January 14, 1998, Mr. Florence will transfer to the Company the largest number of whole Shares (as opposed to fractional shares) that has an aggregate value no greater than $99,991; provided however, Mr. Florence shall not be obliged to transfer, and shall not transfer, to the Company more than 3,124 Shares pursuant to this Section l(c). For purposes of this Section l(c) and Section 3(c), the value of the Shares shall be equal to the average closing price per share for the prior twenty trading days on an established securities exchange, or, if the shares are not traded on such exchange, the closing or last price per share reported by the National Association of Securities Dealers Automated Quotation System. If the Shares are not so traded or quoted, the value of the Shares shall be such value as is reasonably and in good faith determined by the Board of Directors of the Company.

     2. TRANSFER OF SHARES BY THE COMPANY. (a) On December 31, 1996, the Company will transfer to the Executive that number of newly issued Shares equal to the number of Shares transferred by Mr. Florence to the Company pursuant to Section L(A).

     (b) On January 14, 1997, the Company will transfer to the Executive that number of newly issued Shares equal to the number of Shares transferred by Mr. Florence to the Company pursuant to Section l(b).

     (c) On January 14, 1998, the Company will transfer to the Executive that number of newly issued Shares equal to the number of Shares transferred by Mr. Florence to the Company pursuant to Section l(c).

     3. TAX GROSS-UP. (a) On December 31, 1996, the Company will pay to the Executive in a lump sum in cash $234,346.

     (b) On January 14, 1997, the Company will pay to the Executive in a lump sum in cash an amount equal to the lesser of (x) the income tax benefit to the Company from the transfer of Shares pursuant to Section 2(b) and the payment of cash made pursuant to this Section 3(b) or (y) the aggregate amount of federal, state and local income taxes owed by the Executive as a result of the transfer of Shares pursuant to Section 2(b) and the payment of cash pursuant to this
Section 3(b); provided however,
that to the extent that such amount exceeds $234,876 (the "Excess Amount"), such Excess Amount will be paid on January 14, 1998. The manner in which the payment to be made under this Section 3(b) is to be calculated and subsequently adjusted shall be determined in good faith by the Company.

     (c) On January 14, 1998, the Company will pay to the Executive in a lump sum in cash an amount equal to the lesser of (x) the income tax benefit to the Company from the transfer of Shares pursuant to Section 2(c) and the payment of cash made pursuant to this Section 3(c) or (y) the aggregate amount of federal, state and local income taxes owed by the Executive as a result of the transfer of Shares pursuant to Section 2(c) and the payment of cash pursuant to this
Section 3(c). The manner in which the payment to be made under this Section 3(c) is to be calculated and subsequently adjusted shall be determined in good faith by the Company.

     (d) In no event shall any payments be made-to the Executive under this
Section 3 to the extent such payments, when aggregated with all other payments to the Executive under this Section 3 and the value of Shares (determined at the time of transfer) transferred to the Executive under Section 2 hereof, exceed $1,317,693.

     (e) In no event shall any payments be made to the Executive under this
Section 3 to the extent such payments, when added to the value of Shares (determined at the time of transfer) transferred to the Executive under Section 2 hereof, after taking into account any other payments to which the Executive is entitled or was paid from the Company, or any affiliate thereof, would result in a loss of a deduction to the Company or any of its affiliates by reason of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Excess Payments"). To the extent any such Excess Payments have already been made to the Executive, at the time of a determination of such Excess Payments, the Executive shall promptly forfeit and return such Excess Payments to the Company. The determination of whether there are Excess Payments shall be made in good faith by the Company from time to time and shall be binding upon the Executive. In addition, upon a final determination by a governmental authority that there are Excess Payments, such Excess Payments shall be promptly returned to the Company by the Executive. The Company shall have the right of set-off to collect the amounts due the Company hereunder.

     (f) Upon a final determination by a governmental authority that part or all of the Company's or any of its affiliates deductions for income tax purposes relating to the transfer of Shares to the Executive under Section 2 hereof and the pay-ments to the Executive under this Section 3 are disallowed as deductions for any tax periods in which the deductions were taken by the Company or any of its affiliates for any reason, the Executive shall promptly reimburse and pay to the Company an amount equal to the taxes, interest and penalties assessed to the Company, or any of its affiliates, any disallowed tax benefits of any of them and any costs related thereto, resulting from such disallowed deductions, but in no event greater than the aggregate payments made to the Executive under this
Section 3. The Company shall have the right of set-off to collect the amounts due the Company hereunder.

     4. WITHHOLDING TAXES. The Company shall withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation by reason of the Share transfers and payments referred to in Sections 2 and 3. The Executive shall remit to the Company any additional withholding taxes subsequently determined to be due by a governmental authority by reason of the Share transfers and payments referred to in Sections 2 and 3.

     5. CANCELLATION OF SHARES. The Company will cancel the Shares transferred by Mr. Florence to the Company pursuant to Section 1. The Company will cancel such Shares upon the Company's receipt of such Shares.

     6. THE EXECUTIVE'S TAX RETURN. The Executive will report on his appropriate income tax returns that the value of Shares received by him pursuant to Sections 2(a), 2(b) and 2(c) is that amount which is determined under Sections l(a), l(b) and l(c), respectively.

     7. EMPLOYMENT AGREEMENT. The Employment Agreement shall continue to govern the contractual employment relationship between the Company and the Executive except as provided in this Agreement. The transfer of the Shares pursuant to Sections 1 and 2 and the payment of the related gross-up pursuant to Section 3 are irrevocable and unconditional and are not based upon future employment with the Company.

     8. MERGER AGREEMENT. (a) The parties hereto acknowledge and agree that neither the execution of this Agreement nor the consummation of the transactions contemplated hereby are inconsistent with, or violate any of the provisions of, the Merger Agreement.

     (b) The Merger Agreement, as in effect on the date hereof, provides that Mr. Florence shall retain 714,400 Shares in the Merger. The parties hereto agree that the Merger Agreement shall promptly be amended to decrease this number by the number of Shares to be transferred by Mr. Florence to the Company on December 31, 1996 and January 14, 1997 pursuant to this Agreement and the Other Agreements and by the number of Shares transferred and to be transferred by Mr. Florence for estate planning and charitable purposes. The Executive agrees that the number of Shares to be retained by him in the Merger shall be increased by the number of Shares to be transferred to him by the Company on December 31, 1996 and January 14, 1997 pursuant to this Agreement, and the parties hereto agree that the Merger Agreement shall be amended to so provide (including by providing that such number will not be decreased by any "proration" provisions). Accordingly, the Executive will retain 41,132 Shares in the Merger.

     9. FURTHER ASSURANCES. The parties agree to execute such other documents and to take such further actions as may be necessary to carry-out the intent and purpose of this Agreement and the transactions contemplated hereby.

     10. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

     11. DISPUTES. Any controversy or claim arising out of or relating to this Agreement, including any breach, validity or termination thereof, shall be finally settled by binding arbitration in Boston, Massachusetts by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment upon the award of the arbitrator may be entered in any court of competent jurisdiction. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16.

     12. COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     13. CAPTIONS. The section captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     IN WITNESS WHEREOF, the parties below have caused this Agreement to be duly executed by persons duly authorized, all as of the date first written above.

                                                  /s/ Mel Levine
                                                  ------------------------------
                                                  Mel Levine

                                                  /s/ Leonard Florence
                                                  ------------------------------
                                                  Leonard Florence

                                                  THL TRANSACTION I CORP.,
                                                  a Delaware corporation

                                                  By: /s/ Kent R. Weldon
                                                     ---------------------------
                                                     Name: Kent R. Weldon
                                                     Title: Secretary

                                                  SYRATECH CORPORATION,
                                                  a Delaware Corporation

                                                  By: /s/ Faye A. Florence
                                                     ---------------------------
                                                     Name:
                                                     Title: